Exhibit 99.1

FINANCIAL CONTACT: John W. Hohener Executive Vice President and CFO Tel: (949) 221-7100 INVESTORS: Robert C. Adams Vice President of Corporate Development Tel: (949) 221-7100

Microsemi Corporation Announces Proposal to Acquire

Zarlink Semiconductor, Inc. for CAD $3.35 in Cash, Updates

Guidance

•	Price represents 40% all-cash premium to Zarlink shareholders

•	Combination would extend Microsemi’s reach into communications and medical markets

•	Improves competitive position for Zarlink and its products

•	Immediately accretive to Microsemi’s non-GAAP earnings before synergies

•	Microsemi is committed to completing compelling transaction for shareholders of both companies

•	Microsemi updates guidance

•	Conference call to be held at 8:30 a.m. EDT July 20, 2011

Irvine, Calif., July 20, 2011— Microsemi Corporation (Nasdaq: MSCC), a leading provider of semiconductor solutions differentiated by power, security, reliability and performance, announced today that it has made a proposal to the board of directors of Zarlink Semiconductor Inc. (“Zarlink” or “the Company”) (TSX: ZL) to acquire all of the outstanding shares of the Company for CAD $3.35 per share in cash.

The proposed transaction has a total equity value of USD $548.7 million based on a fully diluted share count and represents a 40 percent premium to Zarlink’s share price as of July 19, 2011, and a 43 percent premium to Zarlink’s trailing 30 day average share price. The CAD $3.35 proposal exceeds every Zarlink closing share price over the last five years. Microsemi’s proposal recognizes the recent efforts of Zarlink and its employees to stabilize its business, and provides the opportunity for Zarlink to benefit from Microsemi’s management expertise, technology leadership, and sales platform.

Microsemi today has sent a letter to Zarlink’s board of directors outlining its proposal (full text of letter is below). This proposal follows several earlier attempts by Microsemi to engage in private discussions with Zarlink, including two written proposals to Zarlink’s board of directors. Both proposals, including the most recent one made on June 17, 2011 proposing an all-cash purchase price per share in a negotiated transaction of between CAD $3.25 and $3.55, were rejected by Zarlink without discussion.

“We remain interested in engaging with Zarlink’s board to complete a transaction that delivers value to shareholders,” said James J. Peterson, Microsemi president and chief executive officer. “We are committed to building and strengthening its business, and believe our proposal provides a superior outcome for Zarlink’s shareholders, employees, customers, and the local economy.”

The acquisition is expected to be immediately accretive to Microsemi’s earnings per share even before the realization of any synergies. Morgan Stanley Senior Funding, Inc. and Microsemi have executed a financing commitment letter to ensure that the required funds are available to finance the acquisition on an all-cash basis, and Microsemi has retained Stifel Nicolaus Weisel and Morgan Stanley & Co. LLC as its financial advisors.

Headquartered in Ottawa, Canada, Zarlink designs mixed-signal semiconductor products for a range of communications and medical applications. Zarlink offers more than 900 active products, and ships approximately 100 million ICs per year to over 400 customers in more than 100 countries.

“We believe this proposed acquisition provides considerable growth opportunities, and greatly benefits the shareholders of both companies,” added Peterson. “Zarlink’s shareholders will receive a substantial premium, in cash, and without execution or macroeconomic risk, while Microsemi’s shareholders will benefit from the integration of this highly accretive opportunity.”

Microsemi today has also provided updated guidance for the June quarter. Net sales are expected to be at the high end of Microsemi’s revenue guidance. Microsemi will report its results on July 28th at 1:45 p.m. PDT.

Below is the text of the letter that was sent earlier today to the board of directors of Zarlink.

July 20, 2011

Zarlink Semiconductor Inc.

400 March Road

Ottawa, Ontario K2K 3H4

Canada

Attn: Dr. Adam Chowaniec, Chairman of the Board of Directors

Dear Dr. Chowaniec:

Microsemi Corporation is pleased to make a proposal to acquire Zarlink Semiconductor, Inc. (“Zarlink” or “the Company”) (TSX: ZL) for CAD $3.35 in cash per share. This represents a premium of 40% to Zarlink’s closing stock price as of July 19, 2011, a 43% premium to Zarlink’s average closing stock price for the 30 days prior to July 20, 2011 and exceeds every price at which Zarlink’s stock has traded during the past five years. We believe this proposal provides your shareholders a far superior economic alternative to the risk adjusted outcomes associated with the Company’s standalone prospects. We hope and expect the board will act in the best interests of Zarlink and its shareholders and will agree to enter into private negotiations with us towards a definitive agreement in support of our proposed transaction. Your continued refusal to discuss our proposal compels us to directly inform your shareholders of our attractive proposal.

As you know, we have been trying to engage in private discussions with Zarlink for more than six months. Our first approach to Zarlink was made on January 12, 2011. This approach was met with a series of delays on your end, which we accepted in good faith in pursuit of a friendly transaction. On May 20, 2011, we put forth a written proposal to acquire Zarlink for CAD $3.00 per share in cash, and expressly stated our willingness to consider increasing our proposal if we were able to learn more about Zarlink’s potential value through a due diligence process. After 16 days and without the benefit of any substantive dialogue with us, your board rejected this proposal. On June 17, 2011, we sought once more to engage your board, and increased our proposal to a range of CAD $3.25 to $3.55 per share in cash, with the upper end subject to our ability to meet, perform diligence, and confirm certain assumptions. This offer represented a 41% to 54% premium to your closing price on June 17, 2011. Once again, your board rejected this proposal, without discussion with us and without offering any reasons as to why our proposal did not warrant further discussion. Due to the added costs associated with pursuing this transaction in a public manner and the inability for Microsemi to perform diligence, we are prepared today to acquire Zarlink for CAD $3.35 per share. Please note, this represents a premium to the low end of our previous range. Our proposal has been unanimously approved by our Board of Directors.

Morgan Stanley Senior Funding, Inc. and Microsemi have executed a financing commitment letter to ensure that the required funds are available to finance the acquisition on an all-cash basis, and we have retained Stifel Nicolaus Weisel and Morgan Stanley & Co. LLC as our financial advisors. In addition, our Canadian and U.S. legal advisors have analyzed the transaction and do not believe there are regulatory risks that would prevent successful completion in a timely manner.

We recognize the recent actions Zarlink has taken to divest non-core assets and strengthen its business focus. We believe these efforts have been reflected in Zarlink’s share price and the premium in our offer. At the same time, we believe Zarlink’s ability to create real value through improvements in its underlying business fundamentals will be much more difficult and can be greatly assisted by joining forces with Microsemi.

Microsemi is committed to achieving a transaction that provides a superior outcome for Zarlink’s shareholders, employees, customers, and other stakeholders. Your employees are highly valued and are vital to our interest in Zarlink. While you have reduced your workforce recently, we are committed to investing in Zarlink’s business to capture future growth opportunities.

Microsemi has a strong track record of growth through strategic acquisitions and a disciplined post-merger integration process allowing for minimal disruption in operations. Over the past 5 years, our highly experienced team has completed 14 acquisitions for total transaction consideration of more than $1.1 billion.

Microsemi is steadfast in its pursuit of a transaction with Zarlink. Your refusal to meet with us delays the ability of your shareholders to receive a substantial all-cash premium. We would prefer to proceed through friendly negotiation; however, please know we stand ready to take all necessary actions to complete this transaction.

We welcome the opportunity to meet with you or any special committee of independent directors in order to negotiate and consummate a transaction, and reiterate our potential to increase our offer to the higher end of our range if given the opportunity to perform diligence and confirm certain assumptions.

Sincerely,

James J. Peterson

President and Chief Executive Officer

Conference Call

James J. Peterson, Microsemi’s president and chief executive officer, John W. Hohener, executive vice president and chief financial officer, and Steven G. Litchfield, executive vice president and chief strategy officer, will host a conference call at 8:30 a.m. EDT on Wednesday, July 20, 2011 to discuss the proposed acquisition. A presentation regarding the proposed transaction can be found in the investor relations section of Microsemi’s website, www.microsemi.com.

Those wishing to participate in the conference call please dial (877) 264-1110 or (706) 634-1357 at approximately 8:20 a.m. EDT (5:20 a.m. PDT). Please provide the following ID Number: 85284362

About Microsemi

Microsemi Corporation (Nasdaq: MSCC) offers a comprehensive portfolio of semiconductor solutions for: aerospace, defense and security; enterprise and commercial; and industrial and alternative energy markets. Products include high-performance, high-reliability analog and RF devices, mixed-signal and RF integrated circuits, configurable SoCs, FPGAs, and complete subsystems. Microsemi is headquartered in Irvine, Calif., and has more than 2,800 employees globally. Learn more at www.microsemi.com.

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The Microsemi Corporation logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=1233

Cautionary Statement Regarding Forward-Looking Statements

Microsemi and the Microsemi logo are registered trademarks or service marks of Microsemi Corporation and/or its affiliates. Third-party trademarks and service marks mentioned herein are the property of their respective owners.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Any statements set forth in this news release that are not entirely historical and factual in nature, including without limitation statements related to Microsemi’s revenue and earnings guidance and the potential benefits of the acquisition of Zarlink including its immediately accretive impact on earnings and its effect on Microsemi’s growth potential are forward-looking statements. These forward-looking statements are based on our current expectations and are inherently subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. The potential risks and uncertainties include, but are not limited to, such factors as the risk that Microsemi will not be able to complete the acquisition without the cooperation of Zarlink’s board and management team; the risk that even if the parties work cooperatively on an acquisition, they will not be able to successfully negotiate and enter into a definitive acquisition agreement or, if such an agreement is entered into, the parties will be unable to comply with or satisfy the closing conditions contained therein; the risk that Zarlink’s business and technology will not be successfully integrated with Microsemi’s business, including product mix and acceptance, achievement of gross margins and operational and other cost synergies; negative or worsening worldwide economic conditions or market instability; downturns in the highly cyclical semiconductor industry; intense competition in the semiconductor industry and resultant downward price pressure; inability to develop new technologies and products to satisfy changes in customer demand or the development by the company’s competitors of products that decrease the demand for Microsemi’s products; unfavorable conditions in end markets; inability of Microsemi’s compound semiconductor products to compete successfully with silicon-based products; production delays related to new compound semiconductors; variability of the company’s manufacturing yields; the concentration of the factories that service the semiconductor industry; delays in beginning production, implementing production techniques, resolving problems associated with technical equipment malfunctions, or issues related to government or customer qualification of facilities; potential effects of system outages; inability by Microsemi to fulfill customer demand and resulting loss of customers; variations in customer order preferences; difficulties foreseeing future demand; rises in inventory levels and inventory obsolescence; potential non-realization of expected orders or non-realization of backlog; failure to make sales indicated by the company’s book-to-bill ratio; Microsemi’s reliance on government contracts for a portion of its sales; risks related to the company’s international operations and sales, including political instability and currency fluctuations; increases in the costs of credit and the availability of credit or additional capital only under more restrictive conditions or not at all; unanticipated changes in Microsemi’s tax provisions or exposure to additional income tax liabilities; changes in generally accepted accounting principles; principal, liquidity and counterparty risks related to Microsemi’s holdings in securities; environmental or other regulatory matters or litigation, or any matters involving contingent liabilities or other claims; the uncertainty of litigation, the costs and expenses of litigation, the potential material adverse effect litigation could have on Microsemi’s business and results of operations if an adverse determination in litigation is made, and the time and attention required of management to attend to litigation; difficulties in determining the scope of, and procuring and maintaining, adequate insurance coverage; difficulties and costs of protecting patents and other proprietary rights; the hiring and retention of qualified personnel in a competitive labor market; acquiring, managing and integrating new operations, businesses or assets, and the associated diversion of management attention; uncertainty as to the future profitability of acquired businesses, and delays in the realization of, or the failure to realize, any accretion from acquisition transactions; any circumstances that adversely impact the end markets of acquired businesses; and difficulties in closing or disposing of operations or assets or transferring work from one plant to another. In addition to these factors and any other factors mentioned elsewhere in this news release, the reader should refer as well to the factors, uncertainties or risks identified in the company’s most recent Form 10-K and all subsequent Form 10-Q reports filed by Microsemi with the SEC. Additional risk factors may be identified from time to time in Microsemi’s future filings. The forward-looking statements included in this release speak only as of the date hereof, and Microsemi does not undertake any obligation to update these forward-looking statements to reflect subsequent events or circumstances.

Guidance is provided only on a non-GAAP basis due to the inherent difficulty of forecasting the timing or amount of certain items that have been excluded from the forward-looking non-GAAP measures, and a reconciliation to the comparable GAAP guidance has not been provided because certain factors that are materially significant to Microsemi’s ability to estimate the excluded items are not accessible or estimable on a forward-looking basis.

ADDITIONAL INFORMATION

Neither this communication nor the any of the statements incorporated by reference in this communication constitutes an offer to buy or solicitation of an offer to sell any securities. No take-over bid or tender offer for the shares of Zarlink has commenced at this time. In connection with the proposed transaction Microsemi may file take-over bid or tender offer documents with the applicable Canadian securities authorities and the U.S. Securities and Exchange Commission (“SEC”). Any definitive take-over bid or tender offer documents will be made available to shareholders of Zarlink. INVESTORS AND SECURITY HOLDERS OF ZARLINK ARE URGED TO READ THESE AND OTHER DOCUMENTS FILED WITH THE APPLICABLE CANADIAN AUTHORITIES AND THE SEC CAREFULLY IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed by Microsemi with the applicable Canadian securities authorities through the website maintained by the Canadian Securities Administrators at http://www.sedar.com and with the SEC through the web site maintained by the SEC at http://www.sec.gov.